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                                                                   Exhibit 10.27


                               SUBLEASE AGREEMENT


This "Sublease Agreement" by and between INPUT/OUTPUT, INC., ("Sublessor"), who hereby agrees to sublease the 10905 Metronome Street space, Houston, Harris Co., Texas, to MARINE & INDUSTRIAL SUPPLY CO., ("Sublessee"), on a three (3) month basis for Forty Nine Hundred and Fifty Dollars ($4,950.00/Month) per month on a net/net/net basis. This Sublease should begin on October 8, 1998, upon first month's payment and execution of subject agreement by Marine & Industrial Supply Co. Both parties acknowledge Grubb & Ellis as the only broker, involved in this transaction and shall be paid by Sublessor by separate agreement. Either party may cancel this Sublease by giving the other party fifteen (15) days prior written notice. If the Sublessee is in an holdover position, he agrees to pay two hundred (200%) percent of the above referenced monthly rental to Sublessor. All other terms and conditions and precedents of the Master Lease attached hereto and thereby made a part hereof shall prevail.
Agreed and Accepted this 8th day of October, 1998.

SUBLESSOR:                                        SUBLESSEE:


By: /s/ Ronald A. Harris                          By: /s/ Michael Moore
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    Ronald A. Harris                                  Michael Moore
    Vice President and Controller